Exhibit 10.25

Execution Version

CONSENT, WAIVER AND AMENDMENT

This CONSENT, WAIVER AND AMENDMENT, dated as of November 3, 2020 (this “Consent”), is made by and between PEAR THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower, and PERCEPTIVE CREDIT HOLDINGS III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as a Lender. Reference is made to the Credit Agreement and Guaranty, dated as of June 30, 2020, among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as subsequently amended, supplemented or otherwise modified, from time to time, including pursuant to this Consent, the “Credit Agreement”). Capitalized terms used herein will have the meanings ascribed thereto as provided in below.

RECITALS

WHEREAS, the Borrower has informed the Administrative Agent that it proposes, among other things, to authorize, offer and sell newly authorized and issued shares of its Series D-1 and Series D-2 Preferred Stock (as applicable, “Series D-1 Preferred” or “Series D-2 Preferred” and, collectively, “Series D Preferred”);

WHEREAS, in connection with the authorization of, and as a condition precedent to the issuance and sale of, the Series D Preferred (herein, the “Series D Offering”), (i) the Borrower will amend, restate, adopt and file an amendment and restatement of its existing Certificate of Incorporation in the form attached hereto as Exhibit A-1 (the “Restated Charter”), (ii) the Borrower will amend and restate its existing By-Laws in the form attached hereto as Exhibit A-2 (the “Restated By-Laws”); (iii) the Borrower and certain investors disclosed to the Administrative Agent will enter into the Series D-1 Preferred Stock Purchase Agreement (the “Series D-1 SPA”) in substantially the form set forth as Exhibit B, and (iv) the Borrower and certain investors disclosed to the Administrative Agent will enter into the Series D-2 Preferred Stock Purchase Agreement (the “Series D-2 SPA” and, together with the Series D-1 SPA, the “Series D SPAs” or, individually, a “Series D SPA”) in substantially the form set forth as Exhibit C;

WHEREAS, in connection with the Series D Offering, and substantially simultaneously with the closing of the issuance of the Series D-1 Preferred, the Borrower intends to initiate the Tender Offer (defined below) pursuant to the terms and conditions set forth in the Letter of Transmittal and Offer to Purchase, in substantially the forms attached hereto as Exhibit D (collectively, the “Tender Offer Documentation”);

WHEREAS, in connection with the Series D Offering, the Borrower desires to amend and restate each of the following agreements (each being defined as set forth in the Warrant Certificate delivered pursuant to Section 6.01(g) of the Credit Agreement (the “Existing Warrant Certificate”)): (i) the Investors’ Rights Agreement, (ii) the Right of First Refusal and Co-Sale Agreement, and (iii) the Voting Agreement, in each respective case such agreements to be amended and restated substantially as set forth as Exhibit E hereto (as so amended and restated, the “Restated Equity Documentation”);

WHEREAS, upon execution and delivery of the Series D Documentation (as defined below), the consummation of the Series D Offering, the Tender Offer and the Series D Transactions contemplated hereby and pursuant to the Series D Documentation, the authorized and outstanding equity capitalization of the Borrower, determined on a fully diluted, as if exercised or converted, basis, is anticipated to be as set forth on Exhibit F hereto (the “Capitalization Table”)

WHEREAS, on the terms and subject to the conditions set forth herein, the Borrower has requested that the Administrative Agent and the Majority Lenders (i) waive its Participation Right pursuant to the Participation Agreement (as each such term defined below), (ii) consent to the Series D Transactions and waive compliance with certain provisions of the Credit Agreement that would otherwise prohibit such transactions, and (iii) amend certain terms of the Existing Warrant Certificate;

WHEREAS, the Administrative Agent and the Lender parties hereto are willing to do so on the terms and subject to the conditions set forth herein; and

WHEREAS, the Lender party hereto constitutes the Majority Lenders.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Consent, including its preamble and recitals, shall have the meanings ascribed to such terms in the Credit Agreement.

SECTION 1.02. This Consent. The following terms when used in this Consent, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Borrower” is defined in the preamble.

“Capitalization Table” is defined in the recitals.

“Consent” is defined in the preamble.

“Credit Agreement” is defined in the preamble.

“Effective Date” is defined in Section 3.01 hereof.

“Effective Date Certificate” is defined in Section 3.01(b) hereof.

“Existing Warrant Certificate” is defined in the recitals.

“Holder” is defined in Section 5.03 hereof.

“Lenders” is defined in the preamble.

“Participation Agreement” is defined in Section 2.01 hereof.

“Perceptive” is defined in Section 2.01 hereof.

“Restated By-Laws” is defined in the recitals.

“Restated Charter” is defined in the recitals.

“Restated Equity Documentation” is defined in the recitals.

“Series D Documentation” means the Restated Charter, the Restated By-Laws, the Series D SPAs, the Tender Offer Documentation, the Restated Equity Documentation all other agreements entered into in connection therewith and the transactions contemplated thereby.

“Series D Offering” is defined in the recitals.

“Series D Preferred” is defined in the recitals.

“Series D SPA” is defined in the recitals.

“Series D Transactions” means, collectively, the transactions contemplated in connection herewith, the Series D Offering, the Tender Offer and the other transactions contemplated pursuant to the Series D Documentation.

“Series D-1 Preferred” is defined in the recitals.

“Series D-1 SPA” is defined in the recitals.

“Series D-2 Preferred” is defined in the recitals.

“Series D-2 SPA” is defined in the recitals.

“Series D Preferred” is defined in the recitals.

“Tender Offer” means an offer by the Borrower to repurchase up to 8,109,888 shares of its Common Stock (as defined in the Restated Charter) or securities convertible into shares of Common Stock from (i) Former Employees (as defined in the Series D-1 SPA); (ii) Eligible Employees (as defined in the Series D-1 SPA); provided that each Eligible Employee cannot sell more than 30%, measured as of the Record Date (as defined in the Series D-1 SPA), of the total (x) shares of Common Stock, (y) options to purchase shares of Common Stock which are vested as of the Record Date and (z) options to purchase shares of Common Stock which are unvested as of the Record Date held in each case by such Eligible Employee; and/or (iii) holders of Preferred Stock (as defined in the Series D-1 SPA) and/or Common Stock that are not Former Employees or Eligible Employees.

“Tender Offer Documentation” is defined in the recitals.

ARTICLE II

WAIVER, CONSENT AND AMENDMENT

SECTION 2.01. Limited Waiver of Participation Right. With reference to the Participation Agreement, dated as of June 30, 2020 (“Participation Agreement”), entered into by the Borrower and Perceptive Credit Holdings III, LP (in such capacity, “Perceptive”), the parties hereto agree as follows:

(a) Perceptive hereby notifies the Borrower that, solely in respect of the Series D Offering, Perceptive will not exercise its Participation Right (as defined in the Participation Agreement) in respect of, and irrevocably elects not to participate in, the Series D Offering (in whole or in part), such election not to participate encompassing both the issuance and offering of the Series D-1 Preferred and the Series D-2 Preferred.

(b) Any term or provision hereof to the contrary notwithstanding, all terms and provisions of the Participation Agreement, including Perceptive’s ongoing Participation Rights, shall remain in full force and effect and shall not be amended, waived or otherwise modified, limited or released by any term or provision hereof or any Series D Documentation, or the effects of any Series D Transaction.

Section 2.02. Consent to Series D Transaction. Solely for the purpose of permitting the Borrower to consummate the Series D Transaction, the Lender hereby waives compliance with the following provisions of the Credit Agreement to the extent consummation of the Series D Transaction (or any transaction comprising a part of the Series D Transaction) would violate or be prohibited by such provision: (i) Section 9.05 (Investments); (ii) Section 9.06 (Restricted Payments); (iii) Section 9.10 (Transactions with Affiliates); (iv) Section 9.11 (Restrictive Agreements); and (v) Section 9.12 (Modifications and Terminations of Material Agreements and Organic Documents).

Section 2.03. Election to Convert and Amendment to Existing Warrant Certificate.

(a) Pursuant to Section 4(e) of the Existing Warrant Certificate, Perceptive hereby notifies the Borrower that it elects to convert the Existing Warrant Certificate into a warrant to purchase Series D-1 Preferred. Perceptive understands and agrees that all future warrants that may be issued pursuant to the Credit Agreement will also be warrants to purchase Series D-1 Preferred and shall be subject to adjustments consistent with those made in connection with this Consent relative to the conversion of the Existing Warrant Certificate as contemplated hereby.

(b) In connection with such conversion, and in consideration of the waivers and consents agreed to hereunder by the Administrative Agent and the Lender as well as other good and sufficient consideration, the parties hereto further agree that as of the Effective Date the Existing Warrant Certificate shall be amended as follows:

(i) The definition of “Exercise Price” set forth in the Existing Warrant Certificate is amended and restated in its entirety to read as follows: “‘Exercise Price’ means $5.5052 per Warrant Share, as adjusted from time to time as provided herein”.

(ii) As of the Effective Date, the relevant provisions of the Existing Warrant Certificate shall be amended, as necessary, to provide that as of the Effective Date the Existing Warrant Certificate shall be exercisable for up to 1,012,672 fully paid and nonassessable Warrant Shares (as defined in the Existing Warrant Certificate), subject to the terms and provisions thereof and with such number of issuable Warrant Shares to be adjusted from time to time as provided therein.

In addition to the foregoing, the parties hereto covenant and agree that, on or prior to the consummation of the Tender Offer, the Borrower and Perceptive shall, as required pursuant to Section 4(h) of the Existing Warrant Certificate, further amend and restate the Existing Warrant Certificate in all ways necessary and appropriate so as to effect the changes specified in clauses (a) and (b) above and to make such other changes as the parties shall mutually agree upon, acting reasonably and in good faith, to reflect the conversion contemplated by this Section 2.03 and the consummation of the Series D Transaction, including, for instance, updating the Existing Warrant Certificate to reflect the adoption and effectiveness of the Restated Equity Documentation.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions to Effectiveness of this Consent. The waivers, consents, amendments and other modifications set forth in this Consent shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent (the date when all such conditions are so satisfied being the “Effective Date”):

(a) Executed Consent. The Administrative Agent shall have received a copy of this Consent duly executed by each Obligor, the Lenders and the Administrative Agent.

(b) Effective Date Certificate. The Administrative Agent shall have received a certificate, dated as of the Effective Date and duly executed and delivered by a Responsible Officer of the Borrower (the “Effective Date Certificate”), which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall, among other things, represent and warrant that the statements made therein are true and correct as of such date. The statements contained in the Effective Date Certificate shall include, among others, that (i) the statements, representations and warranties set forth in Article IV of this Consent are true and correct, (ii) the representations and warranties set forth in the Series D Documentation are true and correct in all material respects, (iii) prior to the Effective Date, no Default or Event of Default under any Loan Document had occurred and was continuing, (iv) after giving effect to the Effective Date and the consummation of the Series D Transaction, no Default or event of Default under any Loan Document shall occur as a result of any such transactions, and (v) all of the conditions set forth in this Section 3.01 have been satisfied.

(c) Costs and Expenses, etc. The Agent shall have received all fees, costs and expenses due and payable pursuant to Section 14.03 of the Credit Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent, which have been invoiced prior to the Effective Date), together with any other fees separately agreed to by the Borrower and the Agent and the Lenders.

(d) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be reasonably satisfactory in form and substance to the Agent and its counsel, and the Agent and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Agent or its counsel shall have reasonably requested.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties. To induce the Administrative Agent and the Lender to enter into this Consent, each Obligor party hereto represents and warrants to the Administrative Agent and each Lender as set forth below.

(a) Validity, etc. This Consent and each Loan Document (after giving effect to this Consent on the Effective Date) each constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to this Consent on the Effective Date, the following statements shall be true and correct:

(i) the representations and warranties set forth in the Credit Agreement and each other Loan Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct;

(ii) the representations and warranties set forth in the Credit Agreement and each other Loan Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects; and

(iii) the representations and warranties set forth in the Series D Transaction Documentation are in each case true and correct in all material respects.

(c) Authorizations and Approvals. No authorization or approval or other action by, and no notice or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution, delivery and performance by any Obligor party to this Consent.

(d) No Defaults. No Default or Event of Default shall have occurred and be continuing.

(e) Series D Representations and Warranties. After giving effect to the Series D Transaction and assuming full participation in the Tender Offer and purchase of $16,000,000 of Series D-2 Preferred by Temasek, the outstanding equity capitalization of the Borrower, determined on a fully diluted, as if exercised or converted basis, will be as set forth in the Capitalization Table.

ARTICLE V

CONFIRMATION AND COVENANTS

Section 5.01. Reaffirmation. Each Obligor hereby consents to the consents, waivers and amendments to the Credit Agreement and other Loan Documents contemplated pursuant to this Consent and hereby agrees that, after giving effect to this Consent on the Effective Date, the Credit Agreement and each other Loan Document to which it is a party, and all Obligations thereunder (including the guarantees made pursuant to any Guaranty), are and shall continue to be in full force and effect and the same are hereby ratified in all respects, except that upon the occurrence of the Effective Date, all references in such Loan Documents to the “Credit Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents, as amended or otherwise modified by this Consent. Each Obligor further consents and agrees that, notwithstanding the effectiveness of this Consent, all Liens and security interests granted and created under or pursuant to any Loan Document shall continue to be valid and perfected to the same extent as immediately prior to the First Effective Date.

Section 5.02. Validity, etc. Each Obligor hereby represents and warrants, that immediately after giving effect to this Consent on the Effective Date, each Loan Document to which it is a party continues to be a legal, valid and binding obligation of such Credit Party, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 5.03. No Material Changes to Certain Series D Documentation. Without limiting or otherwise modifying Section 9.12 of the Credit Agreement (except as provided above in Section 2.02(v) above), without the prior written consent of the Administrative Agent, the Borrower shall not take or omit, or consent to the taking or omission of, any action that results in the waiver, amendment, termination, replacement or other modification of any term or provision of any Series D SPA or the Tender Offer Documentation in any manner that is materially adverse to the interests of any Secured Party solely in its capacity as a lender or secured party under the Loan Documents and, specifically, not in such Person’s capacity as a holder of Warrant Certificates or other Equity Interests (in such capacity, a “Holder”); provided that nothing in this Section 5.03 waives, modifies or otherwise limits, nor is this Section 5.03 intended to waive, modify or limit, any rights of a Holder, if any, held by or granted to it pursuant to any Organic Document (including any Warrant Certificate), any Series D SPA or the Tender Offer Documentation.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Miscellaneous, etc. In addition to the foregoing, the parties hereto agree as follows:

(a) Severability. In case any provision of or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(b) Integration. This Consent, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, written or oral, with respect thereto.

(c) Cross-References; Headings. References in this Consent to any Article or Section are, unless otherwise specified, to such Article or Section of this Consent. Headings and captions used in this Consent are included for convenience of reference only and shall not be given any substantive effect.

(d) Loan Document Pursuant to Credit Agreement. This Consent shall constitute a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including Article XIV thereof and all rules of interpretation set forth in Article I thereof. The failure of any Obligor to perform its obligations hereunder shall constitute a Default pursuant to Section 11.01(d) of the Credit Agreement.

(e) Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Counterparts, Electronic Signatures, etc. This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent by signing any such counterpart. Delivery of an executed signature page of this Consent by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile transmission or PDF format signature) hereto or to any other certificate, agreement or document related to the transactions contemplated hereby, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

(g) Governing Law. THIS CONSENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the day and year first above written.

BORROWER:

PEAR THERAPEUTICS, INC.

By	/s/ Corey McCann
Name: Corey McCann
Title: CEO

ADMINISTRATIVE AGENT AND LENDER:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

EXHIBIT A-1

Restated Charter

See attached.

EXHIBIT A-2

Restated By-Laws

See attached.

EXHIBIT B

Series D-1 Preferred Stock Purchase Agreement

See attached.

EXHIBIT C

Series D-2 Preferred Stock Purchase Agreement

See attached.

EXHIBIT D

Tender Offer Documentation

See attached.

EXHIBIT E

Restated Equity Documentation

See attached.

EXHIBIT F

Capitalization Table

See attached.

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